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EXHIBIT 23

Consent of Independent Accountants

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated January 24, 2002, on Cinergy Corp.'s consolidated financial statements, included in Cinergy Corp.'s Current Report on Form 8-K dated February 19, 2002, and to all references to our Firm included in this Registration Statement.

/S/ ARTHUR ANDERSEN LLP
Cincinnati, Ohio February 19, 2002

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Consent of Independent Accountants